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                                                                    EXHIBIT 23.3

                           CONSENT OF WHITE & CASE LLP







SPECIAL TAX COUNSEL'S CONSENT




         We consent to the reference to our firm in the Form S-4 Registration Statement of The Williams Companies, Inc. dated April 3, 2002, under the headings "Federal Income Tax Consequences" and "Legal Matters." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.







WHITE & CASE LLP
Washington, D.C.



April 4, 2002